UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________________

FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2020
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The Providence Service Corporation
(Exact name of registrant as specified in its charter)
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Delaware	001-34221	86-0845127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1275 Peachtree Street, Sixth Floor Atlanta, Georgia	30309
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 888-5800

Not Applicable
(Former name or former address, if changed since last report)
______________________

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	PRSC	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

The information in this Current Report on Form 8-K under Item 2.02, Item 7.01, Exhibit 99.1, Exhibit 99.2 and Exhibit 99.3 are furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information in this Current Report on Form 8-K shall not be incorporated by reference in any filing with the Securities and Exchange Commission (the “SEC”) made by The Providence Service Corporation (“Providence”), whether made before or after the date hereof, regardless of any general incorporation language in such filing. Providence undertakes no obligation to update, supplement or amend the materials attached hereto as Exhibit 99.1, Exhibit 99.2 and Exhibit 99.3.

Item 2.02.	Results of Operations and Financial Condition

Preliminary Estimated Unaudited Financial Results as of and for the three and twelve months ended September 30, 2020

Providence’s consolidated financial statements as of and for the three and twelve months ended September 30, 2020 are not yet available. Providence’s expectations with respect to Providence’s unaudited results for the period discussed below are based upon management estimates. The estimates set forth below were prepared based upon preliminary information and a number of assumptions, estimates and business decisions that are inherently subject to significant business and economic conditions and competitive uncertainties and contingencies, many of which are beyond Providence’s control, and are subject to change following completion of the quarter-end review process for the three months ending September 30, 2020, and other developments arising between now and the time such financial results are finalized. This summary is not meant to be a comprehensive statement of Providence’s unaudited financial results for this period and Providence’s actual results may differ from these estimates. These estimates should not be relied upon as fact or as an accurate representation of future results, and the information below that is presented as a range of results is not intended to represent that actual results might not fall outside of the suggested ranges. Actual results remain subject to the completion of management’s final reviews and Providence’s other financial closing procedures, as described below. During the course of the preparation of the financial statements and related notes and Simplura’s (as defined below) final review, additional items that require material adjustments to the preliminary financial information presented below may be identified. Therefore, you should not place undue reliance upon these preliminary financial results.

The preliminary estimated unaudited financial results set forth below should not be viewed as a substitute for full financial statements prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). These estimates were prepared by Providence’s management, and are based upon a number of assumptions and have not been audited or reviewed by Providence’s independent registered public accounting firm. These preliminary estimates as of and for the three and twelve months ended September 30, 2020 are not necessarily indicative of the results to be achieved in any future period. Providence’s unaudited consolidated financial statements and related notes as of and for the three and twelve months ended September 30, 2020 are not expected to be filed with the SEC until after this offering is completed.

Providence has not reconciled its projected non-GAAP Adjusted EBITDA to GAAP net income because the reconciling items between the GAAP and non-GAAP financial measures have not been finalized and the preparation of such reconciliation could not be accomplished without unreasonable efforts, although Providence does not expect to add any new line items that would differ from prior periods.

Providence is providing the following estimated results:

•     as of September 30, 2020, cash and cash equivalents of between $180 million and $185 million;

•     for the three months ended September 30, 2020, revenues of between $319 million and $323 million and adjusted EBITDA of between $53 million and $57 million; and

•     for the twelve months ended September 30, 2020, revenues of between $1,353 million and $1,357 million and adjusted EBITDA of between $136 million and $139 million.

Item 7.01.	Regulation FD Disclosure.

On October 19, 2020, Providence posted an updated investor presentation to its website, including certain preliminary ranges of estimates for Providence’s results of operations and financial condition as of, and for the twelve months ended, September 30, 2020. A copy of the investor presentation is being furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

In addition, Providence is providing certain information about its results of operations and financial condition as of, and for the twelve months ended, September 30, 2020 as Exhibit 99.2 hereto, which information is incorporated herein by reference.

On October 19, 2020, Providence issued a press release announcing the commencement of a private placement offering of $500 million in aggregate principal amount of its senior notes due 2025. A copy of the press release is being furnished herewith as Exhibit 99.3 and is incorporated herein by reference.

Providence intends to use the net proceeds from the sale of the notes, together with borrowings under its credit facility and cash on hand, to finance Providence’s previously announced acquisition of OEP AM, Inc., a Delaware corporation, doing business as Simplura Health Group (“Simplura”), from OEP AM Holdings, LLC, a Delaware limited liability company.

The notes will be Providence’s senior unsecured obligations and will rank senior in right of payment to all of Providence’s future subordinated indebtedness, rank equally in right of payment with all of Providence’s existing and future senior indebtedness, be effectively subordinated to any of Providence’s existing and future secured indebtedness, including indebtedness under Providence’s credit facility, to the extent of the value of the assets securing such indebtedness, and be structurally subordinated to all of the existing and future liabilities (including trade payables) of each of Providence’s non-guarantor subsidiaries.

Providence expects to share the information contained in Exhibits 99.1 and 99.2 with potential investors in the notes.

Forward-Looking Statements

Certain statements contained in this report constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are predictive in nature and are frequently identified by the use of terms such as “may,” “will,” “should,” “expect,” “anticipate,” “believe,” “estimate,” “intend,” and similar words indicating possible future expectations, events or actions. Such forward-looking statements are based on current expectations, assumptions, estimates and projections about Providence’s business and its industry, and are not guarantees of its future performance. These statements are subject to a number of known and unknown risks, uncertainties and other factors, many of which are beyond Providence’s ability to control or predict, which may cause actual events to be materially different from those expressed or implied herein, including but not limited to: the ability to obtain regulatory approvals, or the possibility that they may delay the transaction or that such regulatory approval may result in the imposition of conditions that could cause the parties to abandon the transaction; the risk that a condition to closing of the acquisition may not be satisfied; Providence’s ability to integrate its and Simplura’s businesses successfully and to achieve anticipated synergies; the possibility that other anticipated benefits of the proposed transaction will not be realized, including without limitation, anticipated revenues, expenses, earnings and other financial results, and growth and expansion of the new combined company’s operations; potential litigation relating to the proposed transaction that could be instituted against Providence or its directors; possible disruptions from the proposed transaction that could harm Providence and its business, including current plans and operations; Providence’s ability to retain, attract and hire key personnel; potential adverse reactions or changes to relationships with clients, employees, suppliers or other parties resulting from the announcement or completion of the acquisition; potential business uncertainty, including changes to existing business relationships, during the pendency of the acquisition that could affect Providence’s financial performance; certain restrictions during the pendency of the acquisition that may impact Providence’s ability to pursue certain business opportunities or strategic transactions; continued availability of capital and financing and rating agency actions; legislative, regulatory and economic developments; unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, as well as management’s response to any of the aforementioned factors; the early termination for non-renewal of contracts; Providence’s ability to successfully respond to governmental requests for proposal; Providence’s ability to fulfill Providence’s contractual obligations; Providence’s ability to identify and successfully complete and integrate other acquisitions; Providence’s ability to identify and realize the benefits of strategic initiatives; the loss of any of the significant payors from whom Providence generates a significant amount of its revenue; Providence’s ability to accurately estimate the cost of performing under certain capitated contracts; Providence’s ability to match the timing of the costs of new contracts with its related revenue; the outcome of pending or future litigation; Providence’s ability to attract and retain senior management and other qualified employees; Providence’s ability to successfully complete recent divestitures or business termination; the accuracy of representations and warranties and strength of related indemnities provided to Providence in acquisitions or claims made against Providence for representations and warranties and related indemnities in Providence’s dispositions; Providence’s ability to effectively compete in the marketplace; inadequacies in or security breaches of Providence’s information technology systems, including Providence’s ability to protect private data; the impact of the outbreak of a new strain of a coronavirus causing a coronavirus disease on Providence, including: the duration and scope of the pandemic; governmental, business and individuals’ actions taken in response to the pandemic; economic activity and actions taken in response; the effect on Providence’s clients and client demand for Providence’s services; and the ability of Providence’s clients to pay for Providence’s services; seasonal fluctuations in Providence’s operations; impairment of long-lived assets; the adequacy of Providence’s insurance coverage for automobile, general liability, professional liability and workers’ compensation; damage to Providence’s reputation by inaccurate, misleading or negative media coverage; Providence’s ability to comply with government healthcare and other regulations; changes in budgetary priorities of government entities that fund Providence’s services; failure to adequately comply with patient and service user information regulations; possible actions under Medicare and Medicaid programs for false claims or recoupment of funds for noncompliance; changes in the regulatory landscape applicable to CCHN Group Holdings, Inc.; changes to Providence’s estimated income tax liability from audits or otherwise; Providence’s ability to meet restrictive covenants in its credit facility; restrictions in the terms of Providence’s preferred stock; the costs of complying with public company reporting obligations; and the accuracy of Providence’s accounting estimates and assumptions.

Providence has provided additional information in its annual report on Form 10-K and subsequent filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. Providence undertakes no obligation to update or revise any forward- looking statements contained in this release, whether as a result of new information, future events or otherwise, except as required by applicable law.

Item 9.01.	Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description
99.1	Investor Presentation, dated October 19, 2020.
99.2	Financial Information regarding Providence, dated October 19, 2020.
99.3	Press Release issued by The Providence Service Corporation on October 19, 2020.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PROVIDENCE SERVICE CORPORATION

Date: October 19, 2020	By:	/s/ Kathryn Stalmack
Name: Kathryn Stalmack
Title: Senior Vice President, General Counsel